Exhibit 10.1

SeconD AMENDMENT TO License Agreement

This Second Amendment to License Agreement (“Second Amendment”), dated as of August 31, 2026 (the “Second Amendment Effective Date”), is made and entered into by and between Flagship Pioneering Innovations V, Inc., a Delaware corporation (“Flagship”) and Cobalt Biomedicine, Inc. (formerly VL39, Inc.), a Delaware corporation (“Company”).

RECITALS

Whereas, Flagship and Company entered into a certain License Agreement, effective as of February 17, 2016, as amended by that first amendment dated February 14, 2019 (the “License Agreement”);

Whereas, Company entered into an agreement and plan of merger with Sana Biotechnology, Inc. (“Parent”) dated as of December 20, 2018, as amended by those certain amendments thereto dated as of January 29, 2019, February 8, 2019, and March 22, 2021, and as further amended by that certain fourth amendment dated as of August 31, 2026 (the “Fourth Merger Agreement Amendment,” and together with the foregoing, as amended, the “Merger Agreement”);

Whereas, pursuant to the Fourth Merger Agreement Amendment, Company and Parent have amended certain payment obligations under the Merger Agreement; and

Whereas, Flagship and Company desire to amend the Royalty Term of the License Agreement to reflect the amended payment obligations in the Fourth Merger Agreement Amendment.

AGREEMENT

Now Therefore, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

1.
Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the License Agreement.
2.
Amendments to Section 1 of the License Agreement
(a)
Section 1.37 is hereby deleted and replaced in its entirety with the following:

“Royalty Term” means, on a Licensed Product-by-Licensed Product and jurisdiction-by-jurisdiction basis, the period from the First Commercial Sale of such Licensed Product in the Licensed Field in such jurisdiction until the earlier of (a) the expiration of the last Valid Claim of any Foundational IP covering such Licensed Product in the Licensed Field in such jurisdiction or (b) the date on which the Total Payment Cap is achieved.

(b)
Section 1.52 is hereby added to the License Agreement:

“Total Payment Cap” has the meaning set forth in the Merger Agreement.

3.
Full Force and Effect; No Waiver of Rights. Except as expressly modified by this Second Amendment, the License Agreement is unmodified and this Second Amendment shall not impair the full force and effect of the License Agreement and shall not constitute a waiver of any right held by any party under the License Agreement.

4.
Governing Law. This Second Amendment shall be construed, governed, interpreted and enforced according to the laws of the Commonwealth of Massachusetts.
5.
Counterparts. This Second Amendment may be executed and delivered by electronically transmitted signature and in two or more counterparts, all of which together will constitute one and the same instrument.

Signature Page Follows

In Witness Whereof, the Parties have caused this Second Amendment to be executed by their respective duly authorized officers as of the Second Amendment Effective Date.

Flagship Pioneering Innovations V, Inc.

By: /s/ Charles Carelli

Name: Charles Carelli

Title: Authorized Signatory

Cobalt Biomedicine, Inc.

By: /s/ Steve Harr

Name: Steve Harr

Title: CEO

Signature Page to Second Amendment to License Agreement